NOTE

$3,700,000.00 February 12, 2009

     FOR VALUE RECEIVED, the undersigned, SSTI 2526 Ritchie ST, LLC, a Delaware limited liability company (herein, “Crescent Maker”), SSTI 5970 Centennial CIR, LLC, a Delaware limited liability company (herein, “Florence Maker”), and SSTI 281 Richwood RD, LLC, a Delaware limited liability company (herein, “Walton Maker”, and together with Crescent Maker and Florence Maker, hereafter collectively referred to as “Maker”), whose address is 111 Corporate Drive, Suite 210, Ladera Ranch, California 92694, Attention: H. Michael Schwartz, hereby promises and agrees to pay to the order of Garrard Street Enterprises, LLC, a Kentucky limited liability corporation, having its principal office at 281 Richwood Road, Walton, Kentucky 41094, Attention: Greg Schrand (“Lender”), the aggregate principal sum of Three Million Seven Hundred Thousand Dollars ($3,700,000.00), together with interest thereon as hereinafter provided, in lawful money of the United States of America, on or before February 12, 2014.

     The principal of this Note shall bear interest on the unpaid balance thereof from date hereof and shall accrue at an annual rate equal to Five Percent (5%) per annum, commencing on the date hereof and continuing through and including the third anniversary of this Note, and, thereafter interest on the principal amount of this Note remaining unpaid from time to time shall accrue at an annual rate equal to Six Percent (6%) per annum. All interest on this Note shall be computed daily on the basis of the actual number of days elapsed over an assumed year consisting of three-hundred sixty (360) days. All payments on this Note shall be applied first to the payment of any expenses or charges payable hereunder, and next to accrued interest, and then to the principal balance hereof.

     Interest on this Note shall be paid, in arrears, monthly, commencing on March 1, 2009 and continuing on the first day of each successive month thereafter, through and including the first day of March, 2014. A mandatory prepayment of principal in the amount of Two Million Fifty Thousand Dollars ($2,050,000.00) shall be due and payable on the third anniversary of this Note. The entire unpaid principal balance of this Note together with all accrued but unpaid interest thereon, shall be due and payable on February 12, 2014.

     This Note is secured by (i) that certain Mortgage, Security Agreement and Financing Statement (the “Florence Mortgage) of even date herewith executed by Florence Maker for the benefit of Lender, and (ii) that other certain Mortgage, Security Agreement and Financing Statement (the “Walton Mortgage”, and together with the Florence Mortgage, herein collectively called the “Mortgage”) of even date herewith executed by Walton Maker for the benefit of Lender.

     If Maker either (i) defaults in any payment required under this Note or the Mortgage, which default is not cured within ten (10) days following written notice thereof from Lender to Maker, or (ii) defaults in the performance of any non-monetary obligation under this Note or the Mortgage, which non-monetary default continues for a period of thirty (30) days following written notice thereof from Lender to Maker (unless such default by its nature is not curable within a period of thirty (30) days in which event Maker shall be entitled to such additional time as may be reasonably necessary to effect a cure), then and in either such event, Lender may, at its option, declare the entire unpaid principal balance of this Note, together will all accrued and unpaid interest thereon, immediately due and payable.

     Any regular monthly payment on this Note that is overdue for more than ten (10) days from its due date shall, if requested by the holder of this Note, be increased by an amount equal to five percent (5%) of the overdue payment, or such lesser maximum amount as legally may be allowed.

     Principal of this Note may be repaid in whole or in part without penalty or premium at any time prior to maturity; provided, however, that Lender shall have no obligation to advance, and Maker shall have no right to re-borrow, any amounts so repaid. All payments of principal and interest and any other sums due under this Note shall be made to Lender at 281 Richwood Road, Walton, Kentucky 41094, Attention: Greg Schrand.

     Failure of the holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of the holder under this Note shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in the payment of all installments of interest and principal on this Note and the performance of Maker's other obligations under this Note.

     If there is a demand under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, or is placed in the hands of an attorney due to some act or omission to act by Maker, Maker promises to pay to the holder hereof its reasonable attorneys' fees and court costs incurred in collecting, attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights in any collateral securing this Note, or enforcing the Lender 's rights to have the obligations as set forth in the Mortgage performed. Lender may add the accrued attorney fees, court costs and other costs of collection into the principal due under the Note and the Mortgage and other Loan Documents (as defined below) if Maker has not paid these fees within thirty (30) days after notice has been sent to Maker of the fees which are due.

     The invalidity or unenforceability of any provision of this Note shall not impair the validity or enforceability of any other provision of this Note.

     This Note has been delivered in, and shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky. Any disputes relating to this Note must be resolved in accordance with the laws of Kentucky. Maker and Lender agree that any legal or equitable actions for claims, debts or obligations arising out of or to enforce the terms and conditions of this Note, relating to this Note or any of the other instruments or documents executed in connection herewith shall be brought by Borrower or Lender in the Circuit Court of Boone County, Kentucky and/or the Circuit Court of Kenton County, Kentucky and that either Court shall have personal jurisdiction over the parties and venue of the action shall be appropriate in each such court.

     Except as otherwise provided herein or in the Mortgage, Maker and any other party who may become primarily or secondarily liable for any of the obligations of Maker hereunder hereby waive presentment, demand, notice of dishonor, protest, notice of protest and nonpayment, and further waive all exemptions to which they may now or hereafter be entitled under the laws of this or any other state or of the United States, and further agree that the holder of this Note shall have the right without notice, to deal in any way, at any time, with Maker or with any other party who may become primarily or secondarily liable for any of the obligations of Makers under this Note without waiving any rights the holder of this Note may have hereunder or by virtue of the laws of this state or any other state of the United States.

     Any notice that must be given to Maker under this Note will be given by mailing it or by delivering it to Maker at Maker's address set forth above.

     Notwithstanding anything to the contrary contained in this Note, the Mortgage or any other document executed in connection therewith or in manner relating thereto (collectively, the “Loan Documents”), Lender agrees that neither Maker nor any member, partner, shareholder, officer, director, manager or other parties having any interest whatsoever in Maker shall have any personal liability whatsoever for the payment of any amount falling due under the Loan Documents, or for the performance of any obligations arising thereunder, and Lender hereby agrees that its sole and exclusive remedy in any such event shall be to proceed against the real estate secured by the lien of the Mortgage.

     Maker agrees that this is not a consumer loan. Maker has consulted with a lawyer and/or accountant before signing this Note.

     MAKER ACKNOWLEDGES THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN THE MAKER AND THE LENDER, THE COMMERCIAL NATURE OF THIS TRANSACTION OUT OF WHICH THIS NOTE ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS NOTE OR TO ANY OF THE OTHER INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

MAKER:

SSTI 2526 Ritchie ST, LLC, a Delaware limited liability company By: Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager By: /s/ H. Michael Schwartz Name: H. Michael Schwartz Title: President

SSTI 5970 Centennial CIR, LLC, a Delaware limited liability company By: Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager By: /s/ H. Michael Schwartz Name: H. Michael Schwartz Title: President

SSTI 281 Richwood RD, LLC, a Delaware limited liability company By: Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager By: /s/ H. Michael Schwartz Name: H. Michael Schwartz Title: President